Exhibit 99.1

Cryo-Cell Leadership Sets the Record Straight on Efforts to Date

OLDSMAR, Fla. (July 3, 2012) Cryo-Cell International, Inc. [OTCQB Symbol: CCEL] updated shareholders with results achieved by the current Board’s leadership, which is being challenged for control of the company by previous Board members Ki Yong Choi and his brother-in-law.

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In the last six months, the implementation of a national outside sales force resulted in increased referrals from obstetricians. In addition, product offerings were expanded and the corporate message was changed to emphasize Cryo-Cell’s position as the industry founder. These changes required an investment which Cryo-Cell’s Board believes will generate significant future value for the company’s shareholders.

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The current management team signed a contract with Cryo-Cell International’s former affiliate, Cryo-Cell de Mexico (Mexico), whereby Mexico agreed to pay the Company nearly $1.9 million over a three year period.[1] Under the previous Board, on which Choi served, Mexico terminated its contract with Cryo-Cell due to a breach by Cryo-Cell, potentially costing the company up to $4.8 million in future royalty payments.

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In fiscal 2012, during its first year, the current leadership and Board negotiated the termination of some perpetual revenue sharing agreements (RSAs), a move that should save the company nearly $500,000 annually. RSAs were put in place to provide seed-stage financing and cost the company nearly $1.4 million in interest payments in 2011. The previous Board, on which Choi served, did not terminate any RSAs.

Cryo-Cell Chairman David Portnoy noted that he and Director Jonathan Wheeler M.D. purchased Cryo-Cell common stock in 2012 because they are confident about the company’s future as a result of the Board’s continuing efforts.

Shareholders are urged to vote for the company’s slate of Board nominees by completing the white voting card. The shareholder meeting is set for July 10, 2012, in Oldsmar, Florida.

[1]	Cryo-Cell International Inc. Form 10-Q Financial Statement Footnote #5 filed with the Securities and Exchange Commission April 16, 2012.

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About Cryo-Cell International, Inc.

Cryo-Cell International, Inc. was founded in 1989. In 1992, it became the first private cord blood bank in the world to separate and store stem cells. Today, nearly 500,000 parents worldwide trust Cryo-Cell to preserve their newborns’ stem cells. Cryo-Cell’s mission is to provide clients with state-of-the-art stem cell cryopreservation services and support the advancement of regenerative medicine.

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Cryo-Cell operates in a facility that is compliant with Good Manufacturing Practice and Good Tissue Practice (cGMP/cGTP). It is ISO 9001:2008 certified and accredited by the American Association of Blood Banks. Cryo-Cell is a publicly traded company, OTC:QB Markets Group Symbol: CCEL.

Forward-Looking Statements

Statements wherein the terms “believes”, “intends”, “projects”, “anticipates”, “expects”, and similar expressions as used are intended to reflect “forward-looking statements” of the company. The information contained herein is subject to various risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated in such forward-looking statements or paragraphs, many of which are outside the control of the company. These uncertainties and other factors include the success of the company’s global expansion initiatives and product diversification, the company’s actual future ownership stake in future therapies emerging from its collaborative research partnerships, the success related to its IP portfolio, the company’s future competitive position in stem cell innovation, future success of its core business and the competitive impact of public cord blood banking on the company’s business, the company’s ability to minimize future costs to the company related to R&D initiatives and collaborations and the success of such initiatives and collaborations, the success and enforceability of the company’s menstrual stem cell technology license agreements and umbilical cord blood license agreements and their ability to provide the company with royalty fees, the ability of the reproductive tissue storage to generate new revenues for the company and those risks and uncertainties contained in risk factors described in documents the company files from time to time with the Securities and Exchange Commission, including the most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K filed by the company. The company disclaims any obligations to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements.

Contact:

Cryo-Cell International, Inc.

Christine Duffy

813-749-2120 or 813-641-4330

media@cryo-cell.com

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